Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated December 10, 2025 with respect to the financial statements of HongKong Time Point Technology Co., Limited as of and for the years ended June 30, 2025 and 2024 in this Registration Statement on Form S-4/A4 (Registration No. 333-295118) and the related Prospectus of KIKA Technology INC. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

August 12, 2026